UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported): September 8, 2004


                           TELEWEST GLOBAL, INC.

           (Exact name of registrant as specified in its charter)



          Delaware               File No. 000-50886            59-3778247
  (State of incorporation)    (Commission File Number)       (IRS Employer
                                                          Identification No.)


                         160 Great Portland Street
                       London W1W 5QA, United Kingdom

                  ----------------------------------------

            (Address of principal executive offices) (zip code)

    Registrant's telephone number, including area code:    +44-20-7299-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 22, 2004, Telewest Global, Inc. (the "Company") entered into an employment agreement with Anthony W.P. Stenham, the Chairman of the board of directors of the Company, on substantially the terms and conditions previously disclosed in the Company's Registration Statement on Form S-1 (No. 333-115508) filed with the U.S. Securities and Exchange on July 16, 2004, with the following changes:

  o Mr. Stenham will be provided with substantially the same medical benefits as provided by the Company to other members of its senior leadership team;

  o Mr. Stenham's engagement with the Company may be terminated immediately at any time, provided that Mr. Stenham is entitled to a severance payment of (pound)450,000 if such termination is without cause;

  o Pursuant to his employment agreement, Mr. Stenham has been granted options to purchase 367,500 shares of the Company's common stock at an exercise price of $0.01 per share in lieu of his previously disclosed entitlement to 367,500 shares of restricted stock. The options vest in arrears, subject to ratable acceleration upon the satisfaction of performance goals measured annually over a five-year period on the same terms as the proposed restricted stock grant.



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            TELEWEST GLOBAL, INC.


Dated:  October 22, 2004                    By:   /s/ Clive Burns
                                               --------------------------------
                                               Name:  Clive Burns
                                               Title: Secretary